Exhibit 10.36

SECURITY AGREEMENT

between

AVALON PHARMACEUTICALS, INC.,

as the Borrower,

and

MANUFACTURERS AND TRADERS TRUST COMPANY,

as the Secured Party

Dated as of April 1, 2003

Table of Contents

1.	Definitions	2
2.	Grant of Security Interest	5
3.	Payment of Obligations	6
4.	Covenants, Representations and Warranties	7
5.	Default; Remedies	11
6.	Remedies Not Exclusive	14
7.	Application of Collateral and Proceeds	14
8.	Performance by the Secured Party of the Borrower’s Obligations	15
9.	Duty of the Secured Party	15
10.	Powers Coupled with an Interest	15
11.	Financing Statements	15
12.	Security Agreement Under Uniform Commercial Code	15
13.	Authority of the Secured Party	16
14.	Notices	16
15.	Severability	17
16.	Amendment in Writing; No Waivers; Cumulative Remedies	17
17.	Section Headings	18
18.	Successors and Assigns	18
19.	Governing Law	18
20.	Partial Release; Full Release	18
21.	Miscellaneous	18
22.	Waiver of Jury Trial	19
23.	Conflicts with Letter of Credit Agreement	19
24.	Consent to Jurisdiction; Venue	19
25.	Effective Date	19

SECURITY AGREEMENT

          This SECURITY AGREEMENT, dated as of April 1, 2003 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this “Security Agreement”, is made by and between AVALON PHARMACEUTICALS, INC., a Delaware corporation qualified to do business in the State of Maryland (the “Borrower”) Manufacturers and Traders Trust Company, a New York banking corporation (the “Secured Party”).

Preliminary Statement

     1. Pursuant to and in accordance with the Maryland Industrial Development Financing Authority Act, Article 83A, Title 5, Subtitle 9 of the Annotated Code of Maryland, and the Maryland Economic Development Revenue Bond Act, Article 41, §14-101 et seq., of the Annotated Code of Maryland (the “Acts”), Maryland Industrial Development Financing Authority (the “Issuer”) has determined to issue and sell its Taxable Variable Rate Demand Revenue Bonds (Avalon Pharmaceuticals, Inc. Facility) Series 2003, in the aggregate principal amount of $12,000,000 (the “Bonds”) and to lend the proceeds thereof to the Borrower under the terms and conditions of a certain Loan Agreement of even date herewith by and between the Issuer and the Borrower (the “Loan Agreement”) to finance a portion of the construction of tenant improvements and the purchase and installation of certain equipment for the Borrower’s administrative offices and laboratory facilities to be located at 20358 Seneca Meadows Parkway, Germantown, Montgomery County, Maryland also known as Building No. 1 in the Seneca Meadows Corporate Center in the City of Germantown, Montgomery County, Maryland (collectively, the “Facility”), as more fully described under that certain Lease, dated as of July 15, 2002, by and between the Borrower, as tenant, and Westphalia Center II Limited Partnership, as landlord (“Lease”). The Bonds are being issued pursuant to a Trust Indenture dated of even date herewith (the “Indenture”) between the Issuer and Allfirst Trust Company National Association (the “Trustee”).

     2. In order to enhance the marketability of the Bonds, the Borrower has requested the Secured Party to issue to the Trustee the Secured Party’s irrevocable transferable direct-pay letter of credit in the amount of $12,197,260.00 (the “Letter of Credit”) to provide payment for and secure the payment of the principal of and interest on, and the purchase price of, the Bonds. The Secured Party will issue the Letter of Credit concurrently with the issuance and delivery of the Bonds pursuant to a Letter of Credit Agreement dated of even date herewith between the Borrower and the Secured Party, as the same may from time to time be amended, restated, supplemented or otherwise modified (the “Letter of Credit Agreement”). It is a condition, among others, to the Secured Party’s entering into the Letter of Credit Agreement, that the Borrower shall have executed and delivered this Security Agreement to the Secured Party to secure the Borrower’s Letter of Credit Obligations (as defined in the Letter of Credit Agreement).

     3. The Borrower wishes and intends, by the execution and delivery of this Security Agreement, to secure the full and punctual Letter of Credit payment and performance of the Borrower’s Obligations.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Secured Party to enter into the respective Bond Documents and Letter of Credit Documents, the parties agree as follows:

     1. Definitions.

     (a) As used herein, the following terms shall have the following respective meanings:

     “Acts” shall have the meaning set forth in Paragraph 1 of the Preliminary Statement.

     “Applicable Laws” shall mean all existing and future applicable laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi- judicial tribunal or agency of competent jurisdiction (including Environmental Laws and other laws pertaining to health, safety or the environment and those pertaining to the construction, use or occupancy of the Facility) and any restrictive covenant or deed restriction or easement of record affecting the Facility, and any requirements of applicable insurance companies or insurance regulatory agencies.

     “Bond Obligations” shall mean any and all obligations of the Borrower to the Secured Party now existing or hereafter arising under the Loan Agreement and any other Bond Documents (as defined in the Indenture).

     “Bonds” shall have the meaning set forth in Paragraph 1 of the Preliminary Statement.

     “Borrower” shall have the meaning set forth in the introductory paragraph.

     “Collateral” shall have the meaning set forth in Section 2 hereof.

     “Commercial Tort Claims” shall mean any and all “commercial tort claims” as such term is defined in the Uniform Commercial Code.

     “Department” shall have the meaning set forth in the Preliminary Statement.

     “Environmental Laws” shall mean any law, regulation, order or other agreement or restriction, whether public or private (including but not limited to any condition or requirement imposed by any insurer or surety company), now existing or hereafter created, issued or enacted and all amendments thereto, modifications thereof and substitutions therefor, which in any way pertains to human health, safety or welfare, Hazardous Materials, Hazardous Materials Contamination or the environment (including but not limited to structures, ground, air, water, natural resources or noise pollution or contamination, and underground or above ground tanks) and shall include without limitation, the Resource Conservation and Recovery Act (the Solid Waste Disposal Act), 42 U.S.C. § 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq. (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”); the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act,

33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq; and all similar state or local requirements.

     “Event of Default” shall mean any of the events described in Section 5(a) hereof.

     “Equipment” shall mean all the equipment and other assets listed on Exhibit A and Exhibit B attached hereto and all parts thereof and substitutions and replacements thereto.

     “Facility” shall have the meaning set forth in Paragraph 1 of the Preliminary Statement.

     “Facility Documents” shall mean all documents, studies, reports, Governmental Actions or plans and specifications, in any way connected to, arising out of or otherwise related to the construction or completion of improvements, equipping, operation and maintenance of the Facility, including, without limitation, all fidelity and/or performance bonds; all insurance policies and claims for losses thereunder; all permits, licenses, approvals, warranties; all site plans, drawings, plans and specifications, reports, studies, or other data used or useful in connection with the construction and equipping of the Facility, prepared by architects, engineers, or contractors; all certificates of occupancy; all deposits or prepayments made to any person by the Borrower, all unpaid rents; and all rights and interests of the Borrower under any construction, site development, engineering, architectural, environmental and management contracts.

     “Governmental Action” shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Laws, and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Facility.

     “Governmental Authority” shall mean any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi-governmental authority.

     “Hazardous Material” shall mean any and all hazardous or toxic substances, wastes or materials which, because of their quantity, concentration, or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard or nuisance to human health, safety or welfare or to the environment when used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled, including without limitation, any substance, waste or material which is or contains asbestos, radon, polychlorinated biphenyls, urea formaldehyde, explosives, radioactive materials or petroleum products and their constituents.

     “Hazardous Materials Contamination” means the contamination of or impact at (whether presently existing or occurring after the Closing Date (as defined in the Letter of Credit Agreement)) the Facility, by Hazardous Materials, or the contamination of the buildings, facilities, soil, water, air, natural resources, or other elements on, in or about or constituting a part of, the Facility or adjacent properties as a result of Hazardous Materials at any time (whether before or after the Closing Date) emanating from the Facility.

     “Indenture” shall have the meaning set forth in Paragraph 1 of the Preliminary Statement.

     “Lease” shall have the meaning set forth in Paragraph 1 of the Preliminary Statement.

     “Legal Requirements” shall mean all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Facility or any portion thereof or the use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Facility or any portion thereof or in any way limit the use and enjoyment thereof and any that may relate to Environmental Laws, and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Borrower affecting the Facility or any portion thereof.

     “Letter of Credit” shall have the meaning set forth in Paragraph 2 of the Preliminary Statement.

     “Letter of Credit Documents” shall have the meaning set forth in Paragraph 2 of the Preliminary Statement.

     “Letter of Credit Obligations” shall mean any and all obligations of the Borrower now existing or hereafter arising under the Letter of Credit Agreement and any other Letter of Credit Documents (as defined in the Letter of Credit Agreement).

     “Lien” shall mean any deed of trust, mortgage, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as “Borrower”, any financing or continuation statement under the UCC of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

     “Loan Agreement” shall have the meaning set forth in Paragraph 1 of the Preliminary Statement.

     “MIDFA” shall mean the Issuer in its role as insurer of a portion of the Letter of Credit Obligations.

     “Obligations” shall mean the Bond Obligations and the Letter of Credit Obligations, collectively.

     “Permitted Encumbrances” shall mean: (a) Liens for taxes, assessments, or similar charges incurred in the ordinary course of business that are not yet due and payable; (b) Liens in favor of the Secured Party; (c) existing Liens approved by the Secured Party in writing and set forth on Exhibit C attached hereto and made a part hereof; (d) subsequently arising Liens which are approved in advance by the Secured Party and MIDFA in writing; and (e) vendor purchase money liens on machinery and equipment which is not acquired to replace any of the Equipment.

     “Person” or “person” shall mean an individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust (including any beneficial owner thereof), unincorporated organization, Governmental Authority or other legal entity.

     “Proceeds” shall mean any and all “proceeds” as such term is defined in the Uniform Commercial Code, at any time received or acquired by the Borrower with respect to the Collateral.

     “Security Agreement” shall have the meaning set forth in the introductory paragraph.

     “Secured Party” shall have the meaning set forth in the introductory paragraph.

     “State” shall have the meaning set forth in the Preliminary Statement.

     “Trustee” shall have the meaning set forth in the Preliminary Statement.

     “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code in effect in the State of Maryland, as the same may be amended, restated, or modified from time to time, and the Uniform Commercial Code of any other applicable jurisdiction.

     (b) Capitalized terms used but not otherwise defined in this Security Agreement shall have the respective meanings specified in the Letter of Credit Agreement.

     (c) The following rules of usage shall apply to this Security Agreement:

          (i) The words “hereof, “herein”, “hereunder”, “hereto”, and other words of similar import refer to this Security Agreement in its entirety.

          (ii) The terms “agree” and “agreements” contained herein are intended to include and mean “covenant” and “covenants”.

          (iii) References to Articles, Sections, and other subdivisions of this Security Agreement are to the designated Articles, Sections, and other subdivisions of this Security Agreement as originally executed.

          (iv) The headings of this Security Agreement are for convenience only and shall not define or limit the provisions hereof.

          (v) All references made (A) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, and (B) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.

     2. Grant of Security Interest.

     To secure payment of all Obligations, THE BORROWER HEREBY CONVEYS, GRANTS, ASSIGNS, TRANSFERS, HYPOTHECATES, MORTGAGES AND SETS OVER TO THE SECURED PARTY UNCONDITIONALLY, IRREVOCABLY AND PRESENTLY

AND CONTINUING, A FIRST PRIORITY SECURITY INTEREST IN AND LIEN ON, WHETHER NOW EXISTING OR HEREAFTER ACQUIRED, THE FOLLOWING:

     (a) all right, title and interest of the Borrower in and to, and arising under, the Letter of Credit Documents, the Bond Documents and the Facility Documents, now existing or hereafter acquired by the Borrower;

     (b) all right, title and interest of the Borrower in and to the Equipment described on Exhibit A and Exhibit B attached hereto and all assets received upon the sale, exchange or other disposition of such Equipment;

     (c) all right, title and interest of the Borrower in and to all substitutes, modifications and replacements of, the Equipment subsequently acquired by the Borrower or constructed, assembled or placed by the Borrower in or about the Facility, immediately upon such substitution, modification or replacement, and in each such case, without any further conveyance, assignment or other act by the Borrower;

     (d) all right, title and interest of the Borrower (i) in, to and under books, records, databases, manuals, warranties, writings and records to the extent relating to the Collateral, (ii) in and to the payment of money and all property arising in connection with the transactions contemplated by the Letter of Credit Documents or Bond Documents and (iii) in and to any causes of action and all rights to any recoveries therefrom arising in connection with the transactions contemplated by the Letter of Credit Documents or Bond Documents;

     (e) all right, title and interest of the Borrower in and to all unearned premiums under insurance policies now held or subsequently obtained by the Borrower, as tenant, relating to the Equipment and the Borrower’s interest in and to all proceeds of any insurance policies maintained by or for the benefit of the Borrower with respect to the Collateral, including without limitation any right to collect and receive such proceeds, and all awards and other compensation, including without limitation the interest payable thereon; and

     (f) all right, title and interest of the Borrower in and to all Proceeds, both cash and non-cash, of any of the foregoing. (All of the foregoing property and rights and interests now owned or held or subsequently acquired by the Borrower and described in the foregoing clauses (a) through (f) are collectively referred to as the “Collateral”).

     TO HAVE AND TO HOLD the Collateral and the rights and privileges hereby granted unto the Secured Party and its successors and assigns for the uses and purposes set forth, until all of the Obligations owing to the Secured Party are paid in full and the documents representing the same are terminated.

     3. Payment of Obligations.

     (a) The Borrower shall pay all Letter of Credit Obligations subject to and in accordance with the terms of the Letter of Credit Agreement and the other Letter of Credit Documents and shall perform each term to be performed by it under the Letter of Credit Documents.

     (b) The Borrower shall pay all Bond Obligations subject to and in accordance with the terms of the Loan Agreement and the other Bond Documents and shall perform each term to be performed by it under the Loan Agreement and the other Bond Documents.

     4. Covenants, Representations and Warranties.

     (a) The Borrower hereby covenants and agrees as follows:

          (i) At any time and from time to time, upon the written request of the Secured Party, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Secured Party reasonably deems necessary or advisable for the purposes of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers granted by this Security Agreement. The Borrower shall pay all costs and expenses in connection with the foregoing. The Borrower hereby irrevocably appoints the Secured Party and the Secured Party’s successors and assigns, as the attorney-in-fact of the Borrower, which appointment is coupled with an interest, with full power of substitution, to take any action and to execute and deliver any instrument which the Secured Party may reasonably deem necessary or advisable to obtain or preserve the full benefits of, and of the rights and powers granted by this Security Agreement, which power the Secured Party may exercise (i) at any time during the existence and continuation of an Event of Default or, (ii) if no Event of Default exists and is continuing, if the Borrower refuses or fails to execute and deliver any instruments and documents requested by the Secured Party which the Secured Party reasonably deems necessary or advisable for the purposes of obtaining or preserving the full benefits of this Security Agreement within ten (10) days after such request or otherwise to the extent Secured Party reasonably determines that the exercise of such power is necessary to protect the Secured Party’s interest in such Collateral or its rights hereunder.

          (ii) The Borrower will not sell or offer to sell or exchange, transfer, assign, lease or otherwise dispose of any Collateral or any interest therein, except as permitted by the Letter of Credit Documents.

          (iii) The Borrower will promptly notify the Secured Party in writing of any and all Commercial Tort Claims of which the Debtor has actual and not constructive knowledge and will execute and deliver such statements, documents and notices and do or cause to be done all such things that may from time to time be reasonably necessary under the Uniform Commercial Code to create, preserve, perfect and maintain the priority of the Secured Party’s security interest in any Commercial Tort Claims.

          (iv) The Borrower shall execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Secured Party for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to any Collateral. Upon the request of the Secured Party, the Borrower shall stamp or otherwise inscribe on the Borrower’s records pertaining to the Collateral a notation or designation, in form satisfactory to the Secured Party, of the Secured Party’s security interest and shall label or identify the Collateral, including the Equipment, as being subject to the Secured Party’s security interest. The Borrower, upon request of the Secured Party, shall provide the Secured Party from time to time with written statements or schedules identifying and describing the Collateral, and all additions, substitutions, and replacements thereof, in such detail as the Secured Party may require. The items to be provided under this Section shall be in form satisfactory to the Secured Party and are to be executed and delivered to the Secured Party from time to time solely for the Secured Party’s convenience in maintaining records of the Collateral. The Borrower’s failure to give any of such items to the Secured Party shall not affect, terminate, modify or otherwise limit the Secured Party’s security interest in the Collateral.

          (v) The Borrower will maintain the Collateral in good order and condition, ordinary wear and tear excepted, and will use, operate and maintain the Collateral in compliance with all Applicable Laws (including without limitation Environmental Laws) and in compliance with all applicable insurance requirements and regulations. The Borrower will promptly notify the Secured Party in writing of any litigation involving or affecting the Collateral which the Borrower knows or has reason to believe is pending or threatened. Further, the Borrower will notify the Secured Party of any notice or other information related to the Borrower’s violation of Applicable Laws (including without limitation Environmental Laws). The Borrower will promptly pay when due all taxes and all transportation, storage, warehousing and other such charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at the Borrower’s expense, against all claims and demands of any persons claiming any interest in the Collateral adverse to the Borrower or the Secured Party.

          (vi) At all reasonable times the Secured Party and its agents and designees may upon reasonable notice to the Borrower (which notice may be telephonic) during normal business hours enter the Facility and any other premises of the Borrower and inspect, audit, verify and check the Collateral and all books and records of the Borrower (in whatever form), and make extracts or photocopies from the records of the Borrower and other data relating to the Collateral, and the Borrower shall pay the reasonable costs of such inspections, audits, verifications, copies and extractions; provided, however, any person conducting such inspection shall comply with the Borrower’s safety and operating policies and procedures.

          (vii) The Borrower will have and maintain insurance at all times comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be satisfactory to the Secured Party and as may be required under the Lease, the Letter of Credit Documents, and the Bond Documents, and each such policy shall contain a clause or endorsement satisfactory to the Secured Party naming the Secured Party as loss payee, as their interests may appear, and a clause or endorsement satisfactory to the Secured Party that such policy may not be cancelled or altered and the Secured Party may not be removed as loss payee without at least thirty (30) days prior written notice to the Secured Party. In all events, the amounts of and risks insured under such insurance coverages shall be satisfactory to the Secured Party and shall be in such minimum amounts that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations, policies or practices. The Borrower further agrees to maintain all insurance required under the Letter of Credit Documents and the Bond Documents.

          (viii) The Borrower authorizes the Secured Party to file financing statements covering the Collateral and all personal property of the Borrower and containing such legends as the Secured Party shall deem necessary or desirable to protect the Secured Party’s interest in the

Collateral. The Borrower agrees to pay all taxes, fees and costs (including attorneys’ fees) paid or incurred by the Secured Party in connection with the preparation, filing or recordation thereof.

          (ix) The Borrower will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto.

          (x) The Borrower will take all commercially reasonable actions to defend the Collateral against all claims and demands of all persons at any time claiming any interest therein.

          (xi) Except as permitted under the Letter of Credit Agreement, the Borrower shall not, and the Secured Party does not authorize the Borrower to, sell, lease, license, or assign any interest in the Collateral nor, without Secured Party’s and MIDFA’s prior written consent, permit any other Lien, other than a Permitted Encumbrance, to be created or remain thereon.

          (xii) The Borrower shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of the Secured Party.

          (xiii) The Borrower shall give the Secured Party and MIDFA notice thirty (30) days in advance of, and obtain the consent of the Secured Party and MIDFA to: (a) any change in the name of the Borrower; (b) any change in the location of its existing offices or place of business or state of its incorporation; or (c) the establishment of any new, or the discontinuation of any existing, place of business.

          (xiv) The Borrower shall not, without the prior written consent of the Secured Party and MIDFA, which consent shall not be unreasonably delayed, move the Collateral from the Leased Premises.

          (xv) The Borrower shall comply with all Applicable Laws with respect to: (a) all restrictions, specifications, or other requirements pertaining to products that it sells or to the services it performs; (b) the conduct of its business; (c) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business; (d) the obtaining of all necessary licenses and permits necessary to engage in its business; and (e) the making, storing, handling, treating, disposing, generating, transporting or release of Hazardous Materials.

          (xvi) The Borrower and any subsidiary (as defined in the Letter of Credit Agreement) shall comply in all material respects with all Environmental Laws and shall not generate, store, handle, process, dispose of or otherwise use, and shall not permit any other occupant of the Facility to generate, store, handle, process, dispose of or otherwise use Hazardous Materials in, on, under or about the Facility in a manner that could lead to imposition on the Borrower or the Secured Party or the Facility of any liability or Lien of any nature whatsoever under any Environmental Law.

          (xvii) The Borrower shall promptly pay the Secured Party for any advances made by the Secured Party to protect its interest in the Collateral.

     (b) The Borrower represents and warrants to the Secured Party that:

          (i) The Borrower’s state of incorporation and exact legal name are set forth in the first paragraph of this Security Agreement, and the Borrower’s state entity identification number is DE3123891.

          (ii) The Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, including, but not limited to, the State of Maryland.

          (iii) The Borrower has full power and authority to enter into this Security Agreement, to perform the obligations hereunder, to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate and other action, and no consent or approval of any person, including, without limitation, stockholders of the Borrower and any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

          (iv) This Security Agreement has been duly and properly executed by the Borrower, constitutes the valid and legally binding obligation of the Borrower and is fully enforceable against the Borrower in accordance with its terms, subject only to laws affecting the rights of creditors generally and application of general principles of equity.

          (v) The execution, delivery and performance by the Borrower of this Security Agreement will not (A) violate (I) any provision of law or any order, rule or regulation of any court or agency of government, (II) any award of any arbitrator, (III) the Certificate of Incorporation or Bylaws of the Borrower, as amended to date, or (IV) any indenture, contract, agreement, mortgage, deed of trust or other instrument, as amended to which the Borrower is a party or by which the Borrower or any of its property is bound, or (B) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such award, indenture, contract, agreement, mortgage, deed of trust or other instrument, or result in the creation or imposition of any Lien upon any of the property or assets of the Borrower except for Liens created in favor of the Secured Party under or pursuant to this Security Agreement, the Letter of Credit Documents and the Bond Documents.

          (vi) There are no financing statements covering any of the Collateral on file in any public office or land or financing records except for financing statements in favor of the Secured Party.

          (vii) The Borrower has good and marketable title to, and is the legal and beneficial owner of, all of the Collateral free and clear of all Liens. The security interest granted to the Secured Party hereunder shall constitute a continuing first priority Lien upon the Collateral.

          (viii) All books and records pertaining to the Collateral are located at the Leased Premises and the Borrower will not change the location of such books and records without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld.

          (ix) The Borrower reaffirms the representations and warranties made by the Borrower in the Loan Agreement and in the Letter of Credit Agreement.

          (x) To the best of the Borrower’s knowledge (i)no Hazardous Materials are currently located at the Facility (except for Hazardous Materials stored and handled in strict compliance with all Environmental Laws and only to the extent necessary in the Borrower’s ordinary course of business), nor is the Facility affected by any Hazardous Materials Contamination, (ii) the Facility has never been used as a manufacturing, storage, treatment, processing, recycling or disposal site for Hazardous Materials, and (iii) no property within a one-half (1/2) mile radius of the Facility has ever been used as a manufacturing, storage, treatment, processing, recycling or disposal site for Hazardous Materials, nor is any such property affected by Hazardous Materials Contamination. The present condition and uses of, and activities on, the Facility do not, to the Borrower’s knowledge, violate any Environmental Law and the uses of the Facility which the Borrower and each tenant and subtenant, if any, intend in the future to make of the Facility, to the Borrower’s knowledge, comply and will comply with all applicable Environmental Laws. The Borrower has received no notice, and is not aware, of any Claim involving a violation of any Environmental Law with respect to the facility or any parcel in the vicinity of the Facility or any operation conducted on the Facility or on any parcel in the vicinity of the Facility. To the Borrower’s knowledge, there is no Environmental Law nor is there “any Hazardous Material Contamination which requires any investigation, assessment, work, repair, construction, capital expenditure, or other remedial work of any nature whatsoever at, on, in, under or adjacent to the Facility.

     5. Default; Remedies.

     (a) The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Security Agreement:

          (i) The failure of the Borrower to pay any amount due under this Security Agreement as and when due and payable (whether by acceleration, declaration, extension or otherwise), which failure is not cured within five (5) days after the earlier to occur of (a) receipt of written notice thereof by the Borrower; or (b) the Borrower’s actual knowledge thereof.

          (ii) The failure of the Borrower to perform, observe or comply with any of the non-monetary covenants provided under this Security Agreement which failure is not cured within five (5) days after the earlier to occur of (a) receipt of written notice thereof by the Borrower; or (b) the Borrower’s actual knowledge thereof.

          (iii) If any representation or warranty made herein or if any information contained in any financial statement, application, schedule, report or any other document given by the Borrower in connection with the Borrower’s Letter of Credit Obligations or the Borrower’s Bond Obligations is not in all material respects true and accurate or if the Borrower omitted to state any material fact or any fact necessary to make such information not misleading.

          (iv) The occurrence of an Event of Default under any of the other Letter of Credit Documents or the Bond Documents (as such Event of Default is defined in the respective Letter of Credit Documents or Bond Documents) or any other agreement now or hereinafter evidencing or securing any Obligations.

     (b) If an Event of Default hereunder has occurred and is continuing:

          (i) in addition to all other remedies available under this Security Agreement, the other Letter of Credit Documents or the Bond Documents, at law (including, without limitation, as a secured party under the Uniform Commercial Code) or in equity, the Secured Party shall have the right, subject to the Letter of Credit Documents or the Bond Documents, forthwith to enter upon the Facility (or any other place where any component of any Collateral is located at such time) without charge, and take possession of all or any portion of the Collateral, and, subject to the Letter of Credit Documents or the Bond Documents, to sell, re-let or otherwise dispossess itself of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions as the Secured Party in its sole discretion may deem appropriate. The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any time shall hold the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Secured Party shall receive the rents, issues and profits from any such sale, re-let or disposition, to make repairs and to apply such rentals and profits, after payment of all necessary or proper charges and expenses, on account of the amounts hereby secured. With regard to any sale of the Collateral:

     The Secured Party shall give the Borrower ten (10) days’ written notice (which the Borrower agrees is reasonable notice within the meaning of the Uniform Commercial Code as in effect in the state or states in which the Collateral is located) of the Secured Party’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may (in its sole and absolute discretion) determine. The Secured Party shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid in full by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section, the Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of the Borrower (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from the Borrower as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such, property without further accountability to the Borrower therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Secured Party shall be free to carry out such sale pursuant to such agreement, and the Borrower shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose the Lien created by this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver; and

          (ii) the Secured Party, shall, as a matter of right, but subject to applicable Legal Requirements, be entitled to the appointment of a receiver for the Collateral, and the Borrower hereby consents to such appointment, consents to the entry of a decree, and waives notice of any application therefor.

     (c) If an Event of Default hereunder has occurred and is continuing, the Secured Party may proceed by an action at law, suit in equity or other appropriate proceeding, but subject to applicable Legal Requirements and the Letter of Credit Documents or the Bond Documents, to protect and enforce its rights, whether for the foreclosure of the Lien of this Security Agreement, or for the specific performance of any agreement contained herein or for an injunction against the violation of any of the terms hereof. In addition, the Secured Party may proceed under Section 12 hereof.

     (d) The Secured Party, as attorney-in-fact pursuant to Section 4(a)(i) hereof may, in the name and stead of the Borrower, make and execute all conveyances, assignments and transfers of any Collateral sold in accordance with this Security Agreement. The Borrower shall, if so reasonably requested by the Secured Party, ratify and confirm any sale or sales by executing and delivering to the Secured Party, or to such purchaser or purchasers, all such instruments as may, in the reasonable judgment of the Secured Party, be advisable for such purpose.

     6. Remedies Not Exclusive.

     The Secured Party shall be entitled to enforce payment of the indebtedness and performance of the Obligations and to exercise all rights and powers under this Security Agreement, any of the other Letter of Credit Documents, the Bond Documents or any other agreements or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Security Agreement nor its enforcement, shall prejudice or in any manner affect the Secured Party’s right to realize upon or enforce any other security now or hereafter held by the Secured Party, it being agreed that the Secured Party shall be entitled to enforce this Security Agreement and any other security now or hereafter held by the Secured Party in such order and manner as the Secured Party may determine in its absolute discretion, but subject to the Letter of Credit Documents or the Bond Documents and applicable Legal Requirements. No remedy conferred hereunder or under any other Letter of Credit Documents or the Bond Documents upon or reserved to the Secured Party is intended to be exclusive of any other remedy herein or therein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Letter of Credit Documents or the Bond Documents to the Secured Party or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Secured Party. In no event shall the Secured Party, in the exercise of the remedies provided in this Security Agreement (including without limitation in connection with the assignment of rents to the Secured Party, or the appointment of a receiver and the entry of such receiver onto all or any part of the Facility), be deemed a “mortgagee in possession” or a “pledgee in possession,” and the Secured Party shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies other than resulting from its gross negligence or willful misconduct.

     7. Application of Collateral and Proceeds.

     The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:

     (a) first, to pay the expenses of such sale or other realization, including reasonable commissions to the Secured Party’s agents, reasonable attorneys’ fees, and all costs and expenses, liabilities and advances incurred or made by Secured Party in connection therewith;

     (b) second, to the satisfaction of the Letter of Credit Obligations owed to the Secured Party and all indebtedness, liabilities and obligations of Borrower owed to the Secured Party under this Security Agreement, in accordance with the terms thereof and hereof; and

     (c) third, to the satisfaction of the Bond Obligations and all indebtedness, liabilities and obligations of the Borrower owed to the Issuer, in accordance with the terms of the Bond Documents; and

     (d) lastly, any surplus remaining after the application described above shall be paid by the Secured Party to the Borrower.

     8. Performance by the Secured Party of the Borrower’s Obligations.

     If the Borrower fails to perform or comply with any of its agreements contained herein or in any of the other Letter of Credit Documents or the Bond Documents, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 8, together with interest thereon at a rate per annum equal to the Penalty Rate, from the date of payment by the Secured Party to the date reimbursed by the Borrower, shall be payable by the Borrower to the Secured Party on demand and constitutes part of the Obligations secured hereby.

     9. Duty of the Secured Party.

     The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of any Collateral in its possession, if any, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its directors, officers, employees, shareholders, partners or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     10. Powers Coupled with an Interest.

     All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Liens created hereby are released.

     11. Financing Statements.

     A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Borrower hereby authorizes the Secured Party to prepare and file any financing statements and continuations and modifications thereto as the Secured Party deems necessary or appropriate to perfect and maintain its security interest in any of the Collateral under this Security Agreement. For purposes of such financing statement, the Borrower shall be deemed to be the Borrower, and the Secured Party shall be deemed to be the secured party.

     12. Security Agreement Under Uniform Commercial Code.

     (a) It is the intention of the parties hereto that this Security Agreement shall constitute a security agreement within the meaning of the Uniform Commercial Code. If an Event of Default shall occur hereunder or under any of the Letter of Credit Documents and/or the Bond Documents, then in addition to having any other right or remedy available at law or in equity to each party comprising a Secured Party, the Secured Party may proceed under the applicable Uniform Commercial Code and exercise such rights and remedies as may be provided to a secured party by such Uniform Commercial Code with respect to all or any portion of the Collateral which is personal property (including without limitation taking possession of and selling such property). If the Secured Party shall elect to proceed under the Uniform Commercial Code, then ten (10) days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Secured Party shall include, but not be limited to, attorneys’ fees and legal expenses. At the Secured Party’s request, the Borrower shall assemble such personal property and make it available to the Secured Party at a place designated by the Secured Party which is reasonably convenient to both parties.

     (b) The Borrower, upon request by the Secured Party from time to time, shall execute, acknowledge and deliver to the Secured Party, and further authorizes the Secured Party to execute, acknowledge and/or deliver on its behalf one or more separate security agreements, in form satisfactory to the Secured Party, covering all or any part of the Collateral and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as the Secured Party may request in order to perfect, preserve, maintain, continue or extend the security interest under, and the priority of the Liens granted by, this Security Agreement and such security instrument. The Borrower further agrees to pay to the Secured Party on demand all costs and expenses incurred by the Secured Party in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements the Secured Party shall reasonably require. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of the Secured Party to proceed against any property encumbered by this Security Agreement.

     13. Authority of the Secured Party.

     The Borrower acknowledges that the Secured Party shall be conclusively presumed to have full and valid authority with respect to any action taken by the Secured Party or the exercise or non-exercise by the Secured Party of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement and the Borrower shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

     14. Notices.

     All notices, demands, requests, consents, approvals, certificates or other communications required under this Security Agreement to be in writing shall be sufficiently given and shall be deemed to have been properly given (i) if delivered by hand, when written confirmation of delivery is received by the sender, (ii) three (3) days after the same is mailed by certified mail, postage prepaid, return receipt requested, or (iii) if sent by overnight courier, 24 hours after delivery to such overnight courier, addressed to the person to whom any such notice, demand, request, approval, certificate or other communication is to be given, at the appropriate address for the Principal Office of such person designated below:

The Borrower:	Avalon Pharmaceuticals, Inc.
20358 Seneca Meadows Parkway
Germantown, Maryland, 20876
Attention: General Counsel
Telephone: 301-556-9900
Telecopier: 301-556-9910

with a copy to:	Mark I. Gruhin, Esq.
Schmeltzer, Aptaker & Shepard, P.C.
2600 Virginia Avenue, NW, Suite 1000
Washington, DC 20037-1922
Telephone: 202-342-3444
Telecopier: 202-342-3434

To the Secured Party:	Manufacturers and Traders Trust Company
Anstec Building
1410 Spring Hill Road, Suite 125
McLean, Virginia 22102
Attention: David DiLuigi Telephone: 703-749-9284
Telecopier: 703-749-9284

with a copy to:

Sonnenschein Nath & Rosenthal
1301 K Street, N.W.
Suite 600, East Tower
Washington, DC 20005
Attention: Fred Levy, Esq.
Telephone: (202) 408-6400
Telecopier: (202) 408-6399

     15. Severability.

     Any provision of this Security Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     16. Amendment in Writing; No Waivers; Cumulative Remedies.

     (a) None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in writing signed by the Borrower and the Secured Party.

     (b) No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided under any other Letter of Credit Documents or Bond Documents or by law.

     17. Section Headings.

     The section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     18. Successors and Assigns.

     This Security Agreement shall be binding upon the successors of the Borrower, and the Borrower shall not assign any of its rights or obligations hereunder or with respect to any of the Collateral without the prior written approval of the Secured Party. This Security Agreement shall inure to the benefit of the Secured Party and its respective successors and assigns, in accordance with their respective interest herein.

     19. Governing Law.

     This Security Agreement shall be governed by, and construed, interpreted and enforced in accordance with the Uniform Commercial Code of Maryland (giving effect to its choice of law provisions) and the other internal laws of the State of Maryland (without giving effect to the principles thereof relating to choice of law).

     20. Partial Release; Full Release.

     The Secured Party may release for such consideration as it may require any portion of the Collateral without (as to the remainder of the Collateral) in any way impairing or affecting the Lien, security interest and priority herein provided for the Secured Party compared to any other lienholder or secured party. Upon payment in full of the Letter of Credit Obligations and termination of the Letter of Credit Agreement, and the payment in full of the Bond Obligations and termination of the Loan Agreement, the Secured Party shall execute and deliver no later than ten (10) days after written request from the Borrower, to the Borrower such documents and instruments as may be required to release the Lien and security interest created by this Security Agreement.

     21. Miscellaneous.

     (a) This Security Agreement is one of the documents which create Liens and security interests that secure payment and performance of the Obligations. The Secured Party, at its election, may commence or consolidate in a single action all proceedings to realize upon all such Liens and security interests. The Borrower hereby waives (i) any objections to the commencement or continuation of an action to foreclose the Liens of this Security Agreement or exercise of any other remedies hereunder based on any action being prosecuted or any judgment entered with respect to the Obligations, or any Liens or security interests that secure payment and performance of the Obligations, and (ii) any objections to the commencement of, continuation of, or entry of a judgment in any such other action based on any action or judgment connected to this Security Agreement. In case of a foreclosure sale, the Collateral may be sold, at the Secured Party’s election, in one lot or in more than one lot and the Secured Party is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Collateral to be held.

     (b) The Secured Party may release any portion of the Collateral or any other security, and grant such extensions and indulgences in relation to the Obligations secured hereby without in any manner affecting the priority of the Lien hereof on any part of the Collateral.

     22. Waiver of Jury Trial.

THE PARTIES HERETO EACH (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE SECURED PARTY AND BORROWER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS SECURITY AGREEMENT, ANY OF THE LETTER OF CREDIT DOCUMENTS AND/OR BOND DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO RELATIONSHIP BETWEEN THE PARTIES.

     23. Conflicts with Letter of Credit Agreement.

     Notwithstanding any other provision hereof, in the event of any conflict between the terms of this Security Agreement and the Letter of Credit Agreement, the terms of the Letter of Credit Agreement shall govern.

     24. Consent to Jurisdiction; Venue.

     The Borrower irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. The Borrower agrees that venue shall be proper in any circuit court of the State of Maryland selected by the Secured Party or in the United States District Court for the District of Maryland if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

     25. Effective Date.

     This Security Agreement has been dated as of the date above written solely for the purpose of convenience of reference and shall become effective upon its execution and delivery,

on the Closing Date, by the parties hereto. All representations and warranties set forth herein shall be deemed to have been made on the Closing Date.

[The remaining balance of this page is intentionally left blank]

     IN WITNESS WHEREOF, each of the undersigned has caused the Security Agreement to be duly executed and delivered as of the date first above written.

AVALON PHARMACEUTICALS, INC., as Borrower

By: /s/ Kenneth C. Carter

Name: Kenneth C. Carter
Title: CEO

[SEAL]

MANUFACTURERS AND TRADERS
TRUST COMPANY, as Secured Party

By: /s/ David Diluigi

Name: David Diluigi
Title: Vice President

[SEAL]